UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): June 26, 2001


                              ALLTRISTA CORPORATION
             (Exact name of registrant as specified in its charter)



            INDIANA                       0-21052                35-1828377
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)



   5875 CASTLE CREEK PARKWAY, NORTH DRIVE, SUITE 440,
                 INDIANAPOLIS, IN                                 46250
   (Address of principal executive offices)                     (Zip Code)


     Registrant's telephone number, including area code: (317) 577-5000

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ITEM 5.  OTHER EVENTS.

     On June 25, 2000, the Company issued the press release  attached  hereto as
Exhibit 99-1. The Company's press release addressed, among other items, (i) Marlin Partners II, L.P. withdrawal of its offer to acquire the Company for $18 per share, (ii) the submission of two alternative proposals by Marlin Partners II, L.P. to acquire the Company for less than $18 per share and contingent upon a number factors, including the sale of the Company's thermoforming operations,
(iii) the rejection by the Company's Board of Directors of both alternatives due to certain contingencies and (iv) the invitation to two representatives of Marlin Partners II, L.P., Mr. Martin E. Franklin and Mr. Ian G.H. Ashken, to join the Company's Board of Directors. In addition, the Company entered into an Agreement with Marlin Partners II, L.P. terminating the Letter of Intent dated May 7, 2001 (the "Termination Agreement"), a copy of which is attached hereto as
Exhibit 99-2.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibits are filed as a part of this report:

     (a) Not Applicable

     (b) Not Applicable

     (c) Exhibits

     99-1  Press Release  dated June 25, 2001
     99-2  Termination  Agreement dated June 22, 2001

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ALLTRISTA CORPORATION
                                        (Registrant)


     Date: June 26, 2001            By:  /s/ Kevin D. Bower
                                         ---------------------------------------
                                         Kevin D. Bower
                                         Senior Vice President and
                                         Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit Number                      Description of Exhibit
--------------                      ----------------------

    99-1           Press Release dated June 25, 2001
    99-2           Termination Agreement dated June 22, 2001